UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROSHARES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000,

Bethesda, MD 20814

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section l2(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be so registered:
Shares of beneficial interest, no par value	BATS Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange

Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange

Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the separate series (“Fund”) of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 102 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 111 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Fund to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
1. ProShares Investment Grade—Interest Rate Hedged	46-3707468

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: November 4, 2013

By:
/s/ Amy R. Doberman
Amy R. Doberman Chief Legal Officer and Secretary